                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                FORM 8-K/A-1

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): April 29, 1999




                        SKYLYNX COMMUNICATIONS, INC.
                       ------------------------------
           (Exact name of registrant as specified in its charter)




COLORADO                          0-24687                      84-1360029
---------------          -------------------------     --------------------
(State or other           (Commission file number)         (Employer Identi-
incorporation)                                                 fication No.)




          600 South Cherry Street, Suite 305, Denver, Colorado 80246
    ---------------------------------------------------------------------
           (Address of principal executive offices)    (Zip Code)




     Registrant's telephone number, including area code:  (303) 316-0400
    ---------------------------------------------------------------------


                 103 Sarasota Quay, Sarasota, Florida 34236
    ---------------------------------------------------------------------
        (Former name or former address, if changed since last report)

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------
     (a)  Financial Statements
          --------------------
          Pursuant to Item 7(a)(4), the Registrant files herewith the following financial statements of the acquired business:

          Net Asset, LLC Audited Financial Statements

          Independent Auditor's Report

          Balance sheet as of December 31, 1998

          Statements of Operation for the years ended December 31, 1998 and
          1997

          Statements of Members' Deficit for the years ended December 31, 1998 and 1997

          Statements of Cash Flows for the years ended December 31, 1998 and 1997

          Notes to Financial Statements

     (b)  Unaudited Financial Statements
          ------------------------------
          Balance Sheet as of March 31, 1999 (unaudited)

          Statements of Operations for the Three Month Periods Ended March 31, 1999 and 1998

          Statements of Cash Flows for the Three Month Period Ended March 31, 1999 and 1998

          Notes to Financial Statements

     (c)  Pro Forma Financial Information
          -------------------------------
          Pursuant to Item 7(b) and Item 7(a)(4), the Registrant files herewith the following unaudited pro forma consolidated financial information:

          Pro Forma Consolidated Balance Sheets as of March 31, 1999 and December 31, 1998

          Pro Forma Consolidated Statements of Operations for the three month period ended March 31, 1999 and the year ended December 31, 1998

     The unaudited Pro Forma Consolidated Balance Sheets as of March 31, 1999 and December 31, 1998 and unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1998 and the three month period ended March 31, 1999 (collectively the Pro Forma Consolidated Financial Statements) give effect to the acquisition by SkyLynx Communications of certain assets of Net Asset, LLC. These transactions were accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion Number 16.

     The Pro Forma Consolidated Statements of Operations were prepared assuming that the acquisition described above was consummated as of the beginning of each period presented. The Pro Forma Consolidated Balance Sheet includes the pro forma purchase accounting entries for the acquisition and was prepared assuming that the transaction was consummated as of January 1, 1998.

     The unaudited Pro Forma Consolidated Financial Statements are based upon historical consolidated and combined financial statements of the Registrant and Net Asset, LLC.

     The pro forma adjustments and the resulting Pro Forma Consolidated Financial Statements have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Registrant. A final determination of required purchase accounting adjustments and the allocation of the purchase price to the assets acquired based upon their respective fair values has not yet been made for the acquisition.

     The Pro Forma Consolidated Balance Sheet and the Pro Forma Consolidated Statements of Operations are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of the dates indicated, or that may be achieved in the future. Furthermore, the Pro Forma Consolidated Financial Statements do not reflect changes that may occur as the result of post-combination activities and other matters.

     The Pro Forma Consolidated Financial Statements and notes thereto should be read in conjunction with the accompanying historical financial statements and notes thereto of Net Asset, LLC and the audited consolidated financial statements of the Registrant and subsidiaries included in its Annual Report on Form 10-KSB for the year ended December 31, 1998.

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Members of
Net Asset, LLC:

We have audited the accompanying balance sheet of Net Asset, LLC (a California limited liability company) as of December 31, 1998, and the related statements of operations, members' deficit and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Net Asset, LLC as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.


Arthur Andersen LLP
Tampa, Florida,
June 11, 1999

                               NET ASSET, LLC

                     BALANCE SHEET -- DECEMBER 31, 1998

               ASSETS

CURRENT ASSETS:
   Cash                                           $     15,980
   Accounts receivable, net of allowance for
    doubtful accounts of $2,945                         63,247
   Prepaid expenses and other current assets             2,208
                                                  -------------
    Total current assets                                81,435

PROPERTY AND EQUIPMENT, net                            338,657
                                                  -------------
    Total assets                                  $    420,092
                                                  =============
LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                               $    216,072
   Accrued liabilities                                  32,433
   Deferred revenue                                    115,864
   Current maturities of notes payable to members      165,492
   Current maturities of capital lease obligations      28,559
                                                  -------------
    Total current liabilities                          558,420

NOTES PAYABLE TO MEMBERS, net of current
 maturities                                             15,400

CAPITAL LEASE OBLIGATIONS, net of current
 maturities                                             58,752
                                                  -------------
COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT:
   Contributed capital                                 482,992
   Accumulated deficit                                (695,472)
    Total members' deficit                            (212,480)
                                                  -------------
   Total liabilities and members' deficit         $    420,092
                                                  =============

     The accompanying notes are an integral part of this balance sheet.

                               NET ASSET, LLC

                          STATEMENTS OF OPERATIONS

               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                        1998          1997
                                    -----------   ------------

REVENUES                            $   819,307   $    705,871
                                    -----------   ------------
COSTS AND EXPENSES:
Cost of revenues                        467,934        434,237
Selling, general and administrative     637,015        411,917
                                    -----------   ------------
   Total costs and expenses           1,104,949        846,154
                                    -----------   ------------
LOSS FROM OPERATIONS                   (285,642)      (140,283)

OTHER INCOME                             14,133              -

INTEREST EXPENSE                        (19,435)       (12,602)
                                    -----------   ------------
NET LOSS                            $  (290,944)  $   (152,885)
                                    ===========   ============













      The accompanying notes are an integral part of these statements.

                               NET ASSET, LLC

                       STATEMENTS OF MEMBERS' DEFICIT

               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                        Members'     Accumulated
                         Capital       Deficit        Total
                       -----------   -----------  -------------

BALANCE, Dec 31, 1996  $  402,992   $  (251,643)  $    151,349

Net loss                        -      (152,885)      (152,885)
                       -----------   -----------  -------------
BALANCE, Dec 31, 1997     402,992      (404,528)        (1,536)

Capital contributions      80,000             -         80,000

Net loss                        -      (290,944)      (290,944)
                       -----------   -----------  -------------
BALANCE, Dec 31, 1998  $  482,992   $  (695,472)  $   (212,480)
                       ===========   ===========  =============









      The accompanying notes are an integral part of these statements.

                               NET ASSET, LLC

                          STATEMENTS OF CASH FLOWS

               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                        1998          1997
                                    ------------  -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                         $  (290,944)  $   (152,885)
   Adjustments to reconcile net loss
    to net cash used in operating
    activities
    Depreciation                         80,695         54,893
    Changes in operating assets and
     liabilities
      Accounts receivable                30,911        (92,192)
      Prepaid expenses and other
        current assets                    1,728         (2,341)
      Accounts payable                  125,189         13,089
      Accrued liabilities                16,742         13,263
      Deferred revenue                   29,238         86,626
                                    ------------  -------------
          Net cash used in operating
           activities                    (6,441)       (79,547)
                                    ------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash paid for acquisition of
    property and equipment              (45,734)      (110,067)
                                    ------------  -------------
   Net cash used in investing
    activities                          (45,734)      (110,067)
                                    ------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   (Payments) borrowings on notes
    payable, net                        (13,108)       186,998
   Payments on capital lease
    obligations                          (8,746)             -
   Capital contributions                 80,000              -
                                    ------------  -------------
          Net cash provided by
           financing activities          58,146        186,998
                                    ------------  -------------
NET INCREASE (DECREASE) IN CASH           5,971         (2,616)

CASH, beginning of year                  10,009         12,625
                                    ------------  -------------
CASH, end of year                   $    15,980   $     10,009
                                    ===========   =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
   Cash paid for interest           $    19,436   $     12,634

SUPPLEMENTAL DISCLOSURE OF NON-CASH
FINANCING ACTIVITY:
   Equipment acquired under capital
    leases                          $    96,057   $          -


      The accompanying notes are an integral part of these statements.

                               NET ASSET, LLC

                        NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1998


1.   ORGANIZATION AND BUSINESS:
     -------------------------
     Net Asset, LLC (the Company), is a California limited liability company formed in December 1996 pursuant to the terms of the Operating Agreement for Net Asset, LLC. The Company was formed through the investments of several individuals and a corporation, RhinoTrax, Inc. (RhinoTrax), collectively the Members. In connection with the Company's formation, RhinoTrax contributed cash and equipment of approximately $300,000 for a 73 percent interest in the Company. The Company was formed to provide high-speed Internet connectivity and enhanced Internet services to businesses through the use of wireline technologies. The Company sells primarily to business customers in the Fresno, California area.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------
     Use of Estimates
     ----------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Property and Equipment
     ----------------------
     Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of depreciable assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

     Revenue Recognition and Deferred Revenue
     ----------------------------------------
     Revenue, comprised primarily of billings on Internet and enhanced services, is recognized as the services are provided. Amounts collected prior to the services being provided are reflected as deferred revenue. Installation and customer set-up fees are recognized upon completion of the services. Revenue from consulting services is recognized as the services are provided. Revenue from hardware sales is recognized upon shipment of the respective products.

     Income Taxes
     ------------
     The Company has elected to report its earnings as a limited liability company under the Internal Revenue Code. All income or loss is reported through the Members' personal tax returns. The tax returns and the amount of taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income or loss, the tax liabilities of the Members could be changed accordingly.

     Fair Value of Financial Instruments
     -----------------------------------
     The Company believes that the carrying value of financial instruments on the balance sheet approximates their fair value.

3.   LIQUIDITY:
     ---------
     The Company incurred operating losses from operations for the years ended December 31, 1998 and 1997. As further discussed in Note 9 to the financial statements, the Company's management sold substantially all of its assets to SkyLynx Communications, Inc. (SkyLynx), in exchange for cash in April 1999. Management believes that the sale to SkyLynx will allow the Company to increase sales and marketing efforts, which in turn should generate increased revenues and improve operating results.

4.   PROPERTY AND EQUIPMENT:
     ----------------------
     Property and equipment consisted of the following as of December 31, 1998:


                              Useful Lives in Years         Amount
                              ---------------------         ------

Communications equipment                5                   $ 221,876
Computer equipment                      5                     224,851
Furniture and fixtures                  5                      31,271
Less- Accumulated depreciation and amortization              (139,341)
                                                            ----------
Property and equipment, net                                 $ 338,657
                                                            ==========


5.   NOTES PAYABLE TO MEMBERS:
     ------------------------
     The Company has notes payable to various members. These members have loaned monies to the Company to fund operations. The notes payable bear interest at rates ranging from zero percent to 21.5 percent and mature at various dates through the year ending December 31, 2000.

     Maturities of notes payable to members at December 31, 1998, are as follows:


     Year Ending December 31,                     Amount
     ------------------------                     ------

     1999                                         $165,492
     2000                                           15,400
                                                  --------
                                                   180,892
     Less- Current maturities                     (165,492)
                                                  --------
     Notes payable to members, net of
      current maturities                          $ 15,400
                                                  ========

6.   CAPITAL LEASE OBLIGATIONS:
     -------------------------
     The Company has capital leases for certain of its computers and equipment. Assets under capital leases are capitalized using interest rates appropriated at the inception of each lease. The leases generally provide for the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property over the three-year term of each lease. The total cost of assets under capital leases and accumulated amortization as of December 31, 1998, was $96,057 and $8,167, respectively.


     Future minimum lease payments required under capital leases for equipment at December 31, 1998, are as follows:


     Year Ending December 31,                     Amount
     ------------------------                     ------

     1999                                         $  41,227
     2000                                            43,356
     2001                                            28,357
                                                  ---------
     Net minimum lease payments under
      capital leases                                112,940
     Less- Portion representing interest            (25,629)
                                                  ---------
     Present value of net minimum lease payments     87,311
     Less- Current maturities                       (28,559)
                                                  ---------
     Capital lease obligations, less current
      maturities                                  $  58,752
                                                  =========

     The lease agreements required payments of principal and interest under capital leases of $14,999 for 1998.

7.   COMMITMENTS AND CONTINGENCIES:
     -----------------------------
     Operating Leases
     ----------------
     The Company leases real estate under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals.

     Future minimum lease payments for noncancellable operating leases in effect at December 31, 1998, are as follows:


     Year Ending December 31,                     Amount
     ------------------------                     ------

     1999                                         $  17,256
     2000                                            17,256
     2001                                            17,256
     2002                                            17,256
     2003                                            18,300
     Thereafter                                      87,048
                                                  ---------
                                                  $ 174,372
                                                  =========

     Rent expense under operating leases for the years ended December 31, 1998 and 1997, totaled $18,682 and $12,850, respectively.

8.   RELATED-PARTY TRANSACTIONS:
     --------------------------
     The Company obtained financing from various members to fund operations during 1998 and 1997. These obligations are payable according to the terms discussed in Note 5.

9.   SUBSEQUENT EVENT:
     ----------------
     Effective April 29, 1999, the Company sold substantially all of its assets to SkyLynx for $1,175,000 in cash.

                               NET ASSET, LLC

                       BALANCE SHEET -- MARCH 31, 1999
                                 (Unaudited)

               ASSETS

CURRENT ASSETS:
   Cash                                           $     21,113
   Accounts receivable, net of allowance for
    doubtful accounts of $2,215 at March 31, 1999       44,031
Prepaid expenses and other current assets                1,486
                                                  ------------
Total current assets                                    66,630

PROPERTY AND EQUIPMENT, net                            319,253
                                                  ------------
Total assets                                      $    385,883
                                                  ============
LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                               $    308,090
   Accrued liabilities                                  34,254
   Deferred revenue                                     89,671
   Current maturities of notes payable to members      144,281
   Current maturities of capital lease obligations      29,958
                                                  ------------
    Total current liabilities                          606,254

NOTES PAYABLE TO MEMBERS, net of current maturities     10,950

CAPITAL LEASE OBLIGATIONS, net of current
 maturities                                             48,654
                                                  ------------
COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT:
   Contributed capital                                 482,992
   Accumulated deficit                                (762,967)
                                                  ------------
    Total members' deficit                            (279,975)
                                                  ------------
    Total liabilities and members' deficit        $    385,883
                                                  ============

     The accompanying notes are an integral part of this balance sheet.

                               NET ASSET, LLC

                          STATEMENTS OF OPERATIONS
          FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
                                 (Unaudited)


                                        Three Month Period
                                          Ended March 31,
                                        1999          1998
                                    -----------  --------------

REVENUES                            $   221,482   $    180,311
                                    -----------  --------------
COSTS AND EXPENSES:
   Cost of revenues                     125,906        115,278
   Selling, general and administrative  155,407        152,617
    Total costs and expenses            281,313        267,895
                                    -----------  --------------
LOSS FROM OPERATIONS                    (59,831)       (87,584)

INTEREST EXPENSE                         (7,664)        (4,093)
                                    -----------  --------------
NET LOSS                            $   (67,495)  $    (91,677)
                                    ============  =============













      The accompanying notes are an integral part of these statements.

                               NET ASSET, LLC

                          STATEMENTS OF CASH FLOWS
          FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
                                 (Unaudited)

                                        Three Month Period
                                          Ended March 31,
                                        1999          1998
                                    ------------  -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                         $   (67,495)  $    (91,677)
   Adjustments to reconcile net loss
    to net cash provided by (used in)
    operating activities-
    Depreciation                         23,987         17,228
    Changes in operating assets and
     liabilities-
      Accounts receivable                19,216         19,367
      Prepaid expenses and other
        current assets                      722         (4,395)
      Accounts payable                   92,018         22,331
      Accrued liabilities                 1,821             (9)
      Deferred revenue                  (26,193)        10,767
                                    ------------  -------------
               Net cash provided
                by (used in)
               operating activities      44,076        (26,388)
                                    ------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash paid for acquisition of
    property and equipment               (4,583)       (14,835)
                                    ------------  -------------
   Net cash used in investing
    activities                           (4,583)       (14,835)
                                    ------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   (Payments) borrowings on notes
    payable, net                        (25,661)       (14,271)
   Payments on capital lease obligations (8,699)             -
   Capital contributions                      -         55,000
                                    ------------  -------------
               Net cash (used in)
                provided by
               financing activities     (34,360)        40,729
                                    ------------  -------------
NET INCREASE (DECREASE) IN CASH           5,133           (494)

CASH, beginning of period                15,980         10,009
                                    ------------  -------------
CASH, end of period                 $    21,113   $      9,515
                                    ============  =============
SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:
   Cash paid for interest           $     6,074   $      4,131

SUPPLEMENTAL DISCLOSURE OF NON-CASH
FINANCING ACTIVITY:
   Equipment acquired under capital
    leases                          $         -   $     18,762


      The accompanying notes are an integral part of these statements.

                               NET ASSET, LLC

                        NOTES TO FINANCIAL STATEMENTS

                               MARCH 31, 1999
                                 (Unaudited)


1.   INTERIM FINANCIAL INFORMATION:
     -----------------------------
     The interim financial statements as of March 31, 1999, and for the three-month periods ended March 31, 1999 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Net Asset, LLC's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

                               NET ASSET, LLC

        Unaudited Pro Forma Condensed, Combined Financial Information
                              December 31, 1998


     The following unaudited pro forma condensed, combined balance sheet and a pro forma condensed, combined statement of operations gives the effect to the Company.

     These unaudited pro forma condensed, combined statements are not necessarily indicative of results of operations had the acquisitions occurred at January 1, 1998, nor the results the results to be expected in the future.

     The following footnotes should be read in understanding pro forma adjustments to the unaudited pro forma condensed, consolidated statements.

     (a) Adjustment reflects the $1,175,000 asset purchase of Net Asset; $886,752 customer list and covenant not to compete, $65,455 other assets, $338,657 property and equipment and unearned revenue of $115,864. The consideration paid in this transaction was $975,000 cash, and a purchase price holdback of $200,000.

     (b) Adjustment to recognize twelve months amortization expense ($295,584) on the customer list and the covenant not to compete agreements. The property was depreciated over three years and customer list and covenant not to compete agreements over two to three years.

     (c) Adjustments to reflect balances at December 31, 1998 that were not acquired by the Company.

     (d) Adjustment to reflect the $500,000 cash required for acquisitions and the adjustment to equity to fund acquisitions and continuing operations.

                                PRO FORMA CONDENSED, COMBINED BALANCE SHEET
                                          AS OF DECEMBER 31,1998


                                                               (d)
                      SkyLynx         Net                   Pro Forma    Pro Forma
                  Communications,    Asset,               Adjustments   Adjustments   Pro Forma
                       Inc.           LLC         Total     Net Asset     Simply      Combined
                  -------------- -----------   ----------  -----------  ----------- -------------

Assets
------
Cash                    512,925      15,980      528,905     (15,980)    (975,000)  (a)  37,925
                                                                          500,000   (e)
Accounts receivable           -      63,247       63,247                        -        63,247
Inventory                     -           -            2                        -             -
Other current assets     20,135       2,208       24,343                        -        22,343
                  -------------- -----------   ----------------------   ----------- -------------
  Current assets        533,060      81,435      614,495     (15,980)   (475,000)       123,515

Property & equipment  1,632,370     338,657    1,971,027                        -     1,971,027
Other assets            242,173           -      242,173                  886,752   (a)1,128,925
                  -------------- -----------   ----------------------   ----------- -------------
  Total assets        2,407,603     420,092    2,827,695     (15,980)     411,752     3,223,467
                  ============== ===========   ======================   =========== =============
Liability and Equity
--------------------
Accounts payable        360,176     216,072      576,248    (216,072)           -       360,176
Accrued expense         363,138      32,433      395,571     (32,433)           -       363,138
Unearned revenue              -     115,864      115,864           -            -       115,964
Other Current
 Liabilities            411,160     194,051      605,211    (194,051)           -       411,160
                  -------------- -----------   ----------------------   ----------- -------------
 Current liabilities  1,134,474     558,420    1,692,894    (442,556)           -     1,250,338

                  -------------- -----------   ----------------------   ----------- -------------
LT debt                       -      15,400       15,400     (15,400)           -             -
Other LT Liabilities          -      58,752       58,752     (58,752)     200,000   (a) 200,000
                  -------------- -----------   ----------------------   ----------- -------------
 Total LT Liabilities         -      74,152       74,152     (74,152)     200,000        200,000
                  -------------- -----------   ----------------------   ----------- -------------
 Total Liabilities    1,134,474     632,572    1,767,046    (516,708)     200,000     1,450,338

Preferred stock       2,645,828           -    2,645,828                   500,000  (e)3,145,828
Common stock              9,531     482,992      492,523    (482,992)           -   (a)   9,531
Paid in capital       4,171,356           -    4,171,356           -            -   (a)4,171,356
Retained earnings
 (deficit)           (5,553,586)   (695,472)  (6,249,058)    695,472            -   (a)(5,553,586)

  Total shareholders'
  equity              1,273,129    (212,480)   1,060,649     212,480      500,000     1,773,129
                  -------------- -----------   ----------------------   ----------- -------------
  Total liability
  and equity          2,407,603     420,092    2,827,695    (304,228)     700,000     3,223,467
                  ============== ===========   ======================   =========== =============

                           PRO FORMA CONDENSED, COMBINED STATEMENT OF OPERATIONS
                                    FOR THE YEAR ENDED DECEMBER 31,1998


                      SkyLynx         Net                   Pro Forma
                  Communications,   Assets,                Adjustments                 Pro Forma
                       Inc.           LLC         Total    Net Assets                   Combined
                  -------------- -----------   ----------------------                -------------

Revenues                  7,898     819,307      827,205                                827,205
Operating cost
 and expenses         5,300,834   1,104,949    6,405,783     295,584                  6,701,367
Loss from operations (5,292,936)   (285,642)  (5,578,578)   (295,584)                (5,874,162)
Interest and other
 income (expenses)       18,104      (5,302)      12,802           -                     12,802
                  -------------- -----------   ----------------------                -------------
  Net Loss           (5,274,832)   (290,944)  (5,565,776)   (295,584)                (5,861,360)
                  ============== ===========   ======================                =============
Weighted average
 common shares
 outstanding          8,946,874                                                       8,946,874
Basic loss per share      (0.59)                                                          (0.66)


                               NET ASSETS, LLC

        UNAUDITED PRO FORMA CONDENSED, COMBINED FINANCIAL INFORMATION
                               MARCH 31, 1999


     The following unaudited pro forma condensed, combined balance sheet and a pro forma condensed, combined statement of operations gives the effect to the Company

     These unaudited pro forma condensed, combined statements are not necessarily indicative of results of operations had the acquisitions occurred at January 1, 1999, nor the results the results to be expected in the future.

     The following footnotes should be read in understanding pro forma adjustments to the unaudited pro forma condensed, consolidated statements.

     (a) Adjustment reflects the $1,175,000 asset purchase of Net Assets; $899,901 customer list and covenant not to compete, $45,517 other assets, $319,253 property and equipment and unearned revenue of $89,671. The consideration paid in this transaction was $975,000 cash, and a purchase price holdback of $200,000.

     (b) Adjustment to recognize three months amortization expense ($74,992) on the customer list and the covenant not to compete agreements. The property was depreciated over three years and customer list and covenant not to compete agreements over two to three years.

     (c) Adjustments to reflect balances at December 31, 1998 that were not acquired by the Company.

     (d) Adjustment to reflect the $500,000 cash required for acquisitions and the adjustment to equity to fund acquisitions and continuing operations.

                                PRO FORMA CONDENSED, COMBINED BALANCE SHEET
                                            As of March 31,1999

                                                               (d)
                      SkyLynx         Net                   Pro Forma    Pro Forma
                  Communications,   Assets,                Adjustments Adjustments     Pro Forma
                       Inc.           LLC         Total    Net Assets       Simply      Combined
                  -------------- -----------   ----------  -----------  ----------- -------------

Assets

Cash                    843,365      21,113      864,478     (21,113)    (975,000)  (a) 368,365
                                                                          500,000   (e)
Accounts receivable           -      44,031       44,031                        -        44,031
Inventory                     -           -            -                        -             -
Other current assets    269,536       1,486      271,022                        -       271,022
                  -------------- -----------   ----------------------   ----------- -------------
 Current assets       1,112,901      66,630    1,179,531     (21,113)    (475,000)      683,418
                  -------------- -----------   ----------------------   ----------- -------------
Property & equipment  1,728,989     319,253    2,048,242                        -     2,048,242
Other assets          1,029,307           -    1,029,307                  899,901   (a)1,929,208
                  -------------- -----------   ----------------------   ----------- -------------
  Total assets        3,871,197     385,883    4,257,080     (21,113)     424,901     4,660,868
                  ============== ===========   ======================   =========== =============
Liability and Equity

Accounts payable        356,057     308,090      664,147    (308,090)           -       356,057
Accrued expense         184,476      34,254      218,730     (34,254)           -       184,476
Unearned revenue              -      89,671       89,671           -            -        89,671
Other Current
 Liabilities            373,093     174,239      547,332    (174,239)           -       373,093
                  -------------- -----------   ----------------------   ----------- -------------
 Current liabilities    913,626     606,254    1,519,880    (516,583)           -     1,003,297
                  -------------- -----------   ----------------------   ----------- -------------

LT debt                  25,000      10,950       35,950           -            -        25,000
Other LT Liabilities          -      48,654       48,654     (48,654)     200,000   (a) 200,000
                  -------------- -----------   ----------------------   ----------- -------------
 Total LT Liabilities    25,000      59,604       84,604     (59,604)     200,000       225,000
                  -------------- -----------   ----------------------   ----------- -------------
  Total Liabilities     938,626     665,858    1,604,484    (576,187)     200,000     1,228,297

Preferred stock       3,978,119           -    3,978,119                  500,000   (d)4,478,119
Common stock             10,889     482,992      493,881    (482,992)           -        10,889
Paid in capital       7,786,972           -    7,786,972                        -     7,786,972
Retained earnings
 (deficit)           (8,843,409)   (762,967)  (9,606,376)    762,967            -   (a)(8,843,409)

 Total shareholders'
 equity               2,932,571    (279,975)   2,652,596     279,975      500,000     3,432,571
                  -------------- -----------   ----------------------   ----------- -------------
 Total liability
 and equity           3,871,197     385,883    4,257,080    (296,212)     700,000     4,660,868
                  ============== ===========   ======================   =========== =============

                           PRO FORMA CONDENSED, COMBINED STATEMENT OF OPERATIONS
                                 FOR THE THREE MONTHS ENDED MARCH 31,1999

                      SkyLynx         Net                   Pro Forma
                  Communications,   Asset,                 Adjustments                 Pro Forma
                       Inc.           LLC         Total     Net Asset                 Combined
                  -------------- -----------   ----------  -----------              -------------

Revenues                 67,888     221,482      289,370                                289,370
Operating cost
 and expenses         3,360,606     281,313    3,641,919      74,992                  3,716,911
Loss from operations (3,292,718)    (59,831)  (3,352,549)    (74,992)                (3,427,541)
Interest and other
 income (expenses)        2,895      (7,664)      (4,769)          -                     (4,769)
                  -------------- -----------   ----------------------               -------------
  Net Loss           (3,289,823)    (67,495)  (3,357,318)    (74,992)                (3,432,310)
                  ============== ===========   ======================               =============
Weighted average
 common shares
 outstanding         10,572,168                                                      10,572,168
Basic loss per share      (0.31)                                                          (0.32)


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SKYLYNX COMMUNICATIONS , INC.


Dated:    July 13, 1999               By:   /s/ Jeffery A. Mathias
        ------------------                 ----------------------------------
                                          Jeffery A. Mathias,, President